Exhibit 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of July 26, 2011, is by and among each of the Persons identified as a “Lender” on the signature pages hereto, WELLS FARGO BANK, N.A., a national banking association, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Administrative Agent”), CARRIER ENTERPRISE, LLC, a Delaware limited liability company formerly known as Carrier Sales and Distribution, LLC (“Borrower”), and CARRIER (PUERTO RICO), INC., a Delaware corporation (“Guarantor”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Credit Agreement dated as of July 1, 2009 (as amended by that certain First Amendment to Credit Agreement dated February 23, 2011, that certain Second Amendment to Credit Agreement dated March 31, 2011, and as further amended or modified from time to time, collectively, the “Existing Credit Agreement”) among the Lenders (as defined therein), WELLS FARGO BANK, N.A., a national banking association, and J.P. MORGAN SECURITIES LLC (f/k/a J.P. MORGAN SECURITIES, INC.), as joint lead arrangers and joint bookrunners (in such capacity, together with their successors and assigns in such capacity, collectively, the “Arrangers” and individually an “Arranger”), the Administrative Agent, JPMORGAN CHASE BANK, N.A., a national banking association, as syndication agent (in such capacity, together with its successors and assigns in such capacity, “Syndication Agent”; together with Administrative Agent, collectively, the “Agents” and individually an “Agent”), and Borrower, the Lenders have extended commitments to make certain credit facilities available to Borrower; and

WHEREAS, the parties hereto have agreed to amend the Existing Credit Agreement as set forth herein.

NOW, THEREFORE, in consideration of the agreements herein contained and other good and valuable consideration, the parties hereby agree as follows:

PART I

DEFINITIONS

SUBPART 1.1. Certain Definitions. Unless otherwise defined herein or the context otherwise requires, the following terms used in this Amendment, including its preamble and recitals, have the following meanings:

“Amended Credit Agreement” means the Existing Credit Agreement, as amended hereby.

“Effective Date” shall have the meaning set forth in Subpart 3.1.

SUBPART 1.2. Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Amended Credit Agreement.

PART II

AMENDMENT TO EXISTING CREDIT AGREEMENT AND WAIVER

SUBPART 2.1. Amendment to Schedule C-1 (Commitments). Effective on (and subject to the occurrence of) the Effective Date, Schedule C-1 to the Existing Credit Agreement shall be amended and restated in its entirety by Schedule C-1 attached hereto.

SUBPART 2.2. Amendment to Schedule 1.1 (Definitions). Effective on (and subject to the occurrence of) the Effective Date, Schedule 1.1 to the Existing Credit Agreement shall be amended by amending and restating the definition of “Borrowing Base” as follows:

“Borrowing Base” means, as of any date of determination, the result of:

(a)	70% of the amount of Eligible Accounts (the “A/R Availability Amount”), plus

(b)	the lowest of

(i)	$62,500,000,

(ii)	50% of the value of Eligible Inventory, and

(iii)	the A/R Availability Amount, minus

(c)	the aggregate amount of reserves, if any, established by Administrative Agent under Section 2.1(c) of the Agreement.

SUBPART 2.3. Amendment to Schedule 4.17 (Material Contracts). Effective on (and subject to the occurrence of) the Effective Date, Schedule 4.17 to the Existing Credit Agreement shall be amended and restated in its entirety by Schedule 4.17 attached hereto.

SUBPART 2.4. Waiver of Notice Requirement. Administrative Agent and Lenders hereby waive the 45 day written notice requirement set forth in Section 2.2(a) to the Existing Credit Agreement in connection with Borrower’s proposal to increase the Commitments, which increase shall become effective as of the Effective Date in accordance with the terms of this Amendment.

PART III

CONDITIONS TO EFFECTIVENESS OF PART II

SUBPART 3.1. Effective Date. Part II of this Amendment shall be and become effective as of the date hereof when the Administrative Agent shall have received the following:

(a) fully executed counterparts of this Amendment, as executed by Borrower, Guarantor , Administrative Agent and each Lender (the “Effective Date”);

(b) a certificate from the Secretary of each of Borrower and Guarantor (each, an “Obligor” and collectively, the “Obligors”) attesting to the resolutions of such Obligor’s Board of Directors authorizing such Obligor’s execution, delivery and performance of this Amendment; and

(c) an opinion of counsel to the Obligors in form and substance satisfactory to Administrative Agent.

PART IV

MISCELLANEOUS

SUBPART 4.1. No Course of Dealing. Obligors acknowledge and agree that the execution, delivery and performance of this Amendment shall not create (nor shall Obligors rely upon the existence of or claim or assert that there exists) any obligation of any of the Administrative Agent or the Lenders to consider or agree to any other amendment of or waiver or consent with respect to the Amended Credit Agreement or any other Loan Document, and in the event that the Administrative Agent and the Lenders subsequently agree to consider any requested amendment, waiver or consent, neither the existence of this Amendment nor any other conduct of the Administrative Agent or the Lenders related hereto shall be of any force or effect on the Lenders’ consideration or decision with respect to any such requested amendment, waiver or consent, and the Lenders shall not have any obligation whatsoever to consider or agree to any such amendment, waiver or consent.

SUBPART 4.2. Acknowledgments and Stipulations. In order to induce Administrative Agent and Lenders to enter into this Amendment, Borrower acknowledges, stipulates and agrees that (a) all of the Obligations are absolutely due and owing by Borrower to Administrative Agent and Lenders without any defense, deduction, offset or counterclaim (and, to the extent Borrower had any defense, deduction, offset or counterclaim on the date hereof, the same is hereby waived by Borrower); (b) the Loan Documents executed by each Obligor are legal, valid and binding obligations of such Obligor enforceable against such Obligor in accordance with their respective terms; (c) the Liens granted by each Obligor to Administrative Agent in the Collateral are valid and duly perfected Liens, subject only to Permitted Liens; (d) each of the recitals contained at the beginning of this Amendment is true and correct; and (e) prior to executing this Agreement, each Obligor consulted with and had the benefit of advice of legal counsel of their own selection and has relied upon the advice of such counsel, and in no part upon the representation of Administrative Agent, any Lender or any counsel to Administrative Agent or any Lender concerning the legal effects of this Agreement or any provision hereof.

SUBPART 4.3. Cross-References. References in this Amendment to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Amendment.

SUBPART 4.4. References in Other Loan Documents. At such time as this Amendment shall become effective pursuant to the terms of Subpart 3.1, all references in the Existing Credit Agreement (including without limitation the Schedules thereto) to the “Agreement,” and all references in the other Loan Documents to the “Credit Agreement,” shall be deemed to refer to the Amended Credit Agreement.

SUBPART 4.5. Representations and Warranties of the Obligors. Each Obligor hereby represents and warrants that (a) the representations and warranties contained in the Existing Credit Agreement and the other Loan Documents (after giving effect to the amendments contained herein) are correct in all material respects on and as of the date hereof as though made on and as of such date (except to the extent, in each case, that such representations and warranties relate solely to an earlier date), and (b) no Default or Event of Default exists on and as of the date hereof. Without limitation of the preceding sentence, each Obligor hereby expressly reaffirms the validity, effectiveness and enforceability of each Loan Document to which it is a party (in each case, as the same may be modified by the terms of this Amendment).

SUBPART 4.6. Counterparts, Etc.. This Amendment may be executed in any number of counterparts each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment. THIS AMENDMENT SUPPLEMENTS, AND FORMS A PART OF, THE EXISTING CREDIT AGREEMENT, BUT (FOR THE AVOIDANCE OF DOUBT) THE PARTIES HERETO IN ANY EVENT SPECIFICALLY AGREE (WITHOUT LIMITATION OF THE FIRST PART OF THIS SENTENCE) THAT THE PROVISIONS OF SECTION 12 OF THE EXISTING CREDIT AGREEMENT APPLY TO THIS AMENDMENT AS IF SET FORTH HEREIN.

SUBPART 4.7. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

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IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:

CARRIER ENTERPRISE, LLC

By:	/s/ Ana M. Menendez
Name:	Ana M. Menendez
Title:	Vice President

GUARANTOR:

CARRIER (PUERTO RICO), INC.

By:	/s/ Ana M. Menendez
Name:	Ana M. Menendez
Title:	Vice President

LENDERS:

WELLS FARGO BANK, N.A. as Administrative Agent and a Lender

By:	/s/ Robert Lozano
Name:	Robert Lozano
Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ John A. Horst
Name:	John A. Horst
Title:	Chief Executive

THE NORTHERN TRUST COMPANY, as a Lender

By:	/s/ Thomas Hasenauer
Name:	Thomas Hasenauer
Title:	Vice President

Schedule C-1

Commitments

Lender	Commitment Amount	Commitment Percentage
Wells Fargo Bank, NA	$62,500,000	50.000%
JPMorgan Chase Bank, NA	$41,666,250	33.333%
The Northern Trust Company	$20,833,750	16.667%

	$125,000,000	100.000%

Schedule 4.17

Material Contracts

1.	Distributor Agreement, dated July 1, 2009, by and between Carrier Corporation and Carrier Enterprise, LLC.

2.	Distributor Agreement, dated July 1, 2009, by and between Carrier Corporation and Carrier (Puerto Rico), Inc.

3.	Distribution Agreement, dated July 1, 2009 by and between International Comfort Products, LLC and Carrier Enterprise, LLC.

4.	Trade Name Agreement, dated July 1, 2009 by and between Carrier Corporation and Carrier Enterprise, LLC.